UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2025

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TPI Composites, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-37839	20-1590775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9200 E. Pima Center Parkway, Suite 250

Scottsdale, Arizona 85258

(Address of principal executive offices, including zip code)

(480) 305-8910

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPICQ	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 4, 2025, TPI Composites, Inc. (the “Company”) and certain of its direct and indirect subsidiaries entered into a binding term sheet (the “Term Sheet”) with XCS Composites L.L.C-FZ (“Purchaser”), pursuant to which TPI Holdings Switzerland GmbH (“Seller”) will sell and transfer to the Purchaser the Seller’s entire ownership interest in two of the Company’s subsidiaries, TPI Kompozit Kanat Sanayi ve Ticaret Anonim Şirketi (“TPI Kompozit 1”) and TPI Kompozit Kanat 2 Üretim Sanayi ve Ticaret Limited Şirketi (together, the “Target Companies”). Pursuant to the Term Sheet, the Purchaser will acquire the Target Companies in exchange for the assumption of the entire liability and debt position of the Target Companies on an “as-is” basis, including the financial debt and financial debt-like items and all other actual and contingent liabilities of the Target Companies, and cash and cash equivalents and cash-like items of the Target Companies (the “Transaction”), except for (i) any outstanding loan amounts, other receivables, or any other rights, claims, or causes of action against the Company and its subsidiaries (other than the Target Companies) from the Target Companies or the Purchaser, which will be excluded from the Transaction and released by the Target Companies and the Purchaser, as applicable, (ii) any outstanding loan amounts, other receivables, or any other rights, claims, or causes of action against the Target Companies from the Company and its subsidiaries (other than the Target Companies), which will be excluded from the Transaction and released by the Company and its subsidiaries, as applicable, and (iii) all intercompany agreements (except for the loan agreement between TPI Kompozit 1 and TPI Composites India Private Limited) between the Target Companies, on the one hand, and any other Company entity, on the other hand, shall be terminated as of the closing of the Transaction.

Pursuant to the Term Sheet, the Transaction is subject to customary closing conditions, as well as (i) approval by the United States Bankruptcy Court for the Southern District of Texas in connection with the Company’s previously disclosed voluntary petitions for relief under chapter 11 of title 11 of the United States Code filed by the Company and certain of its direct and indirect subsidiaries on August 11, 2025 (the “Chapter 11 Cases”), (ii) the execution of a Transitional Services Agreement for a period of 12 months following the closing, (iii) the execution of an IP rights agreement, and (iv) the execution of a release by Dere Construction Taahhüt A.Ş., the Purchaser and certain of their affiliates with respect to claims by such parties against the Company and certain of its subsidiaries and related parties as set forth in the Term Sheet. Subject to the satisfactory completion of the conditions set forth in the Term Sheet, the Term Sheet provides that the closing of the Transaction will occur by September 19, 2025. Unless otherwise agreed by the parties, the Term Sheet will terminate on September 19, 2025, if the Transaction does not occur by such date.

The foregoing description of and references to the Term Sheet are qualified in their entirety by reference to the full text of the Term Sheet, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: the sale of the Company’s Turkish subsidiaries as described herein, including the anticipated closing date of the Transaction (as defined above), as well the ancillary agreements entered into in connection with the Transaction. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in “Risk Factors,” in our Annual Report on Form 10-K and subsequent reports filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Term Sheet
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI COMPOSITES, INC.

Date: September 4, 2025	By:	/s/ William E. Siwek
William E. Siwek
President and Chief Executive Officer